                                                                     Exhibit 4.3

[FACE OF NOTE]



      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                              THE GILLETTE COMPANY
                            4 % Senior Notes due 2005

                                $-------------

      No.:        R-_                                 CUSIP NO. _____________

      THE GILLETTE COMPANY, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of ________________
($______________) on June 30, 2005.

      This Note shall bear interest as specified on the other side of this Note.

      Additional provisions of this Note are set forth on the other side of this Note.

Dated: _______, 2002                   THE GILLETTE COMPANY


                                       By: ___________________________________
                                          Name:
                                          Title:

[SEAL]

Attest:

__________________________
Name:
Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

Bank One, N.A.,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture (as defined on the other side of this Note).

By: _____________________________
    Authorized Signatory


Dated: ______________________

[BACK OF NOTE]


                            4 % Senior Note due 2005

      Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

            1.    Cash Interest.

        The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Note. The Company will pay cash interest semi-annually in arrears on June 30 and December 30 of each year (each an "Interest Payment Date"), beginning on June 30, 2002, to Holders of record at the close of business on the fifteenth day preceding the applicable Interest Payment Date (whether or not a Business Day) (each a "Regular Record Date"). Cash interest on this Note will accrue from the most recent date to which interest has been paid or duly provided with respect to this Note or the Note issued March 6, 2002 surrendered in exchange for this Note or, if no interest has been paid, from March 6, 2002. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand.

            2.    Method of Payment.

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A Holder with an aggregate principal amount of Notes in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the written election of such Holder received by the Paying Agent and containing all relevant information necessary to make such wire transfer. Any such election shall remain in full force and effect unless rescinded or otherwise modified in writing. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

            3.    Paying Agent and Registrar.

      Initially, Bank One, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

            4.    Indenture.

      The Company issued the Notes under an Indenture dated as of March 6, 2002 (the Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

      The Notes are general unsecured and unsubordinated obligations of the Company initially limited to $350,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture and the Company's right to reopen the series of Notes pursuant to Section 2.02 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

            5.    Denominations; Transfer; Exchange.

      The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

            6.    Persons Deemed Owners.

      The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            7.    Unclaimed Money or Notes.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

            8.    Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

            9.    Defaults and Remedies.

      Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal, or premium, if any, on any of the Notes at maturity;
(2) the Company fails to pay an installment of interest on any of the Notes (whether at maturity or otherwise) that continues for 30 days after the date when due and payable; (3) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days (90 days with respect to the Company's compliance with the covenants described under Sections 3.07 and 3.08 of the Indenture) after written notice of such failure to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; and (4) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary. If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 5.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

      Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.

            10.   Trustee Dealings with the Company.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

11.   No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

12.   Authentication.

      This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

13.   Abbreviations.

      Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

14.   GOVERNING LAW.

      THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              -----------------

      The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

            The Gillette Company.
            Prudential Tower Building
            Boston, Massachusetts 02199
            Attention: Director Capital Markets and Treasury Operations Telephone No.: (617) 421-7000
            Facsimile No.:  (617) 421-7699

                                  ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________

(Insert assignee's social sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

And irrevocably appoint_____________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date: ______________________________ Your Signature: ___________________________

       (Sign exactly as your name appears on the other side of this Note)